Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS FIRST QUARTER 2010 INCOME
AVAILABLE TO COMMON SHAREHOLDERS OF $10.7 MILLION
Increased Capital, Book Value per Common Share and Retail Deposits,
Steady Loan Origination and Good Credit Performance
SAN JUAN, Puerto Rico, April 20, 2010 — Oriental Financial Group Inc. (NYSE: OFG) today announced income available to common shareholders for the first quarter ended March 31, 2010 of $10.7 million, equal to $0.41 per diluted share.
“We continued to perform well in a very challenging environment from both a financial and credit point of view,” said José Rafael Fernández, President and Chief Executive Officer. “Oriental produced solid results, and our stockholders’ equity increased $134 million from December 31, 2009, due to our recent capital raise, net income for the quarter, and an improvement in the fair value of our investment securities portfolio.”
“Oriental’s niche market approach to the integrated delivery of services to mid and high net worth clients continued to perform well as the Group expanded market share based on its service proposition and capital strength, as opposed to using interest rates to attract loans or deposits,” Mr. Fernández continued.
“As a result of our capital raise and performance this quarter, we are well positioned for growth in the Puerto Rico banking market.”
Oriental’s first quarter 2010 income available to common shareholders compares to $23.5 million, or $0.97 per diluted share, in the year-ago quarter, which benefitted from non-core, non-interest income of $10.6 million, primarily from gains on sale of securities.
Key Highlights
•	Significant improvement in capital. As of March 31, 2010, total stockholders’ equity of $464.2 million increased 40.6% from December 31, 2009, book value per common share of $11.97 rose 10.6%, and tangible common equity to tangible assets of 6.06% improved 209 basis points. This reflects, among other factors, net proceeds of approximately $94.5 million from the Group’s March 2010 common stock offering.

•	Steady commercial and mortgage loan origination Oriental produced a total of $74.6 million of loans during the quarter, reflecting $52.3 million in residential mortgage originations and $20.1 million in commercial originations.

•	Minor reduction in net interest income. Net interest income of $29.4 million was 4% lower than the year ago quarter. This reflected the sale of non-agency securities in the December 2009 and January 2010, and lower yields from holding a greater amount of assets in cash in line with the Group’s strategy of preparing for rising interest rates.

•	Continued growth in core retail deposits. These deposits increased 5.8%, or $81.1 million, sequentially and 24.6%, or $293.9 million, year over year, and contributed to a reduction in cost of funds. At the same time, Oriental reduced brokered deposits to $144.9 million, representing declines of $58.4 million sequentially and $307.4 million year over year.

•	Strong non-interest income in the face of a challenging local economy. Core non-interest income increased 11.6% year over year, to $7.4 million, reflecting increases in both financial and banking service revenues.

•	Net credit losses remain low. Net credit losses at $1.3 million fell 44.2% year over year and dropped to 0.46% of average loans outstanding compared to 0.78%. The allowance for loan losses stood at $26.0 million (2.24% of total loans) at March 31, 2010, compared to $15.1 million (1.25% of total loans) at March 31, 2009.

•	Control over non-interest expenses. Non-interest expenses of $20.4 million declined 4.7% sequentially and increased only $1.1 million year over year, largely due to higher FDIC insurance premiums, which were instituted industry wide in the third quarter of 2009.
Other Financial Data
•	Total loans, net, at $1.13 billion, declined marginally from $1.14 billion in the preceding quarter, reflecting pay down of residential mortgages and an increase in commercial loans. The Group sells most of its conforming mortgages, which represented approximately 90% of first quarter production, into the secondary market, and retains servicing rights.

•	Non-performing loans increased $4.9 million from the preceding quarter. The Group’s non-performing loans generally reflect the economic environment in Puerto Rico. The Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios.

•	Total investments of $4.6 billion at March 31, 2010 declined 6.8% from December 31, 2009, reflecting the previously discussed changes in the portfolio. Approximately 96% of the Group’s portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC or GNMA, and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government.

•	Non-core, non-interest income of $0.7 million, primarily reflecting gains on sales of securities of $12.0 million and a loss on derivative activities of $10.6 million as a result of negative valuations on existing interest rate swaps.

•	The Group maintains regulatory capital ratios well above the requirements for a well-capitalized institution. At March 31, 2010, the Leverage Capital Ratio was 7.82%, Tier-1 Risk-Based Capital Ratio was 23.55%, and Total Risk-Based Capital Ratio was 24.73%.

•	Common shares outstanding at March 31, 2010 of $33.1 million increased $8.9 million from December 31, 2009, reflecting the Group’s March 2010 offering.
Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. The Group presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
The Group’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (as defined as net interest income after provision for loan losses and core non-interest income from banking and financial service revenues, less non-interest expenses, and as calculated on the accompanying table). The Group’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from the Group’s continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing the Group’s capital position.

Conference Call
A conference call to discuss the Group’s results, outlook and related matters will be held on Wednesday, April 21, 2010 at 11:30 AM Eastern & Puerto Rico Time. The call will be accessible live via a webcast on the Group’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 46th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 21 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-10	31-Mar-09%		31-Dec-09
Summary of Operations (Dollars in thousands, except per share data):

Interest Income:
Loans	$17,598	$18,320	-3.9%	$17,798
Mortgage-backed securities	43,594	50,708	-14.0%	46,837
Investment securities	9,063	14,723	-38.4%	10,209
Short term investments	42	180	-76.7%	23

Total interest income	70,297	83,931	-16.2%	74,867

Interest Expense:
Deposits	11,243	13,823	-18.7%	12,731
Securities sold under agreements to repurchase	25,285	35,799	-29.4%	25,818
Advances from FHLB, term notes, and other borrowings	3,012	3,096	-2.7%	3,103
FDIC-guaranteed term notes	1,021	112	811.6%	1,021
Subordinated capital notes	298	436	-31.7%	307

Total interest expense	40,859	53,266	-23.3%	42,980

Net interest income	29,438	30,665	-4.0%	31,887
Provision for loan losses	4,014	3,200	25.4%	4,400

Net interest income after provision for loan losses	25,424	27,465	-7.4%	27,487

Non-Interest Income (Loss):
Financial service revenues	3,978	3,114	27.7%	4,309
Banking service revenues	1,647	1,393	18.2%	1,640
Investment banking revenues (losses)	—	(12)	—	—
Mortgage banking activities	1,797	2,153	-16.5%	2,537

Total banking and financial service revenues	7,422	6,648	11.6%	8,486
Net gain (loss) on:
Sales of securities	12,020	10,340	16.2%	(52,003)
Other than temporary impairments on securities	(632)	—	-100.0%	(47,399)
Derivatives	(10,636)	434	-100.0%	9,149
Trading securities	(3)	(27)	88.9%	137
Foreclosed real estate	(117)	(162)	27.8%	6
Other investments	9	13	-30.8%	9
Other	14	—	100.0%	10

Total non-interest income (loss)	8,077	17,246	-53.2%	(81,605)

Non-Interest Expenses:
Compensation and employee benefits	8,250	7,724	6.8%	8,345
Occupancy and equipment	3,594	3,489	3.0%	3,768
Professional and service fees	2,153	2,608	-17.4%	2,968
Insurance	1,833	815	124.9%	1,673
Taxes, other than payroll and income taxes	857	646	32.7%	875
Advertising and business promotion	699	1,204	-41.9%	880
Electronic banking charges	678	540	25.6%	587
Loan servicing expenses	427	383	11.5%	419
Communication	342	379	-9.8%	404
Directors and investor relations	315	349	-9.7%	344
Clearing and wrap fees expenses	297	330	-10.0%	317
Printing, postage, stationery and supplies	203	256	-20.7%	237
Other	745	550	35.5%	589

Total non-interest expenses	20,393	19,273	5.8%	21,406

Income (loss) before income taxes	13,108	25,438	-48.5%	(75,524)
Income tax expense (benefit)	1,172	690	69.9%	(1,479)

Net income (loss)	11,936	24,748	-51.8%	(74,045)
Less: Dividends on preferred stock	(1,201)	(1,201)	—	(1,201)

Income available (loss) to common shareholders	$10,735	$23,547	-54.4%	$(75,246)

PRE-TAX OPERATING INCOME
Net interest income after provision for loan losses	$25,424	$27,465	-7.4%	$27,487
Core non-interest income Financial service revenues	3,978	3,114	27.7%	4,309
Banking service revenues	1,647	1,393	18.2%	1,640
Investment banking revenues (losses)	—	(12)	—	—
Mortgage banking activities	1,797	2,153	-16.5%	2,537

Total core non-interest income	7,422	6,648	11.6%	8,486
Less non interest expenses	(20,393)	(19,273)	-5.8%	(21,406)

Total pre-tax operating income	$12,453	$14,840	-16.1%	$14,567

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-10	31-Mar-09%		31-Dec-09
(Dollars in thousands, except per share data):
INCOME (LOSS) PER COMMON SHARE
Basic	$0.42	$0.97	-56.7%	($3.10)

Diluted	$0.41	$0.97	-57.7%	($3.09)

COMMON STOCK DATA
Average common shares outstanding	25,857	24,245	6.6%	24,303
Average potential common shares-options	75	3	100.0%	51

Total average shares outstanding and equivalents	25,931	24,248	6.9%	24,354

Cash dividends per share of common stock	$0.04	$0.04	—	$0.04

Cash dividends declared on common shares	$1,322	$972	36.0%	$972

Pay-out ratio	9.76%	4.12%	136.6%	-1.29%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	0.73%	1.53%	-52.3%	-4.49%

Return on average common equity	13.39%	49.14%	-72.8%	-103.93%

Efficiency ratio	55.33%	51.65%	7.1%	53.02%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.50%	5.43%	-17.1%	4.94%
Tax equivalent adjustment	1.49%	1.68%	-11.3%	1.78%

Interest-earning assets — tax equivalent	5.99%	7.11%	-15.8%	6.72%
Interest-bearing liabilities	2.88%	3.64%	-20.9%	2.98%

Tax equivalent interest rate spread	3.11%	3.47%	-10.4%	3.74%

Tax equivalent interest rate margin	3.37%	3.66%	-7.9%	3.89%

NORMAL SPREAD
Investments	4.13%	5.27%	-21.6%	4.65%
Loans	6.17%	6.09%	1.3%	6.15%

Interest-earning assets	4.50%	5.43%	-17.1%	4.94%

Deposits	2.71%	3.27%	-17.1%	2.90%
Borrowings	2.95%	3.79%	-22.2%	3.01%

Interest-bearing liabilities	2.88%	3.64%	-20.9%	2.98%

Interest rate spread	1.62%	1.79%	-9.5%	1.96%

Interest rate margin	1.88%	1.98%	-5.1%	2.11%

AVERAGE BALANCES
Investments	$5,106,338	$4,980,245	2.5%	$4,907,790
Loans	1,140,111	1,203,736	-5.3%	1,158,245

Interest-earning assets	$6,246,449	$6,183,981	1.0%	$6,066,035

Deposits	$1,658,924	$1,689,300	-1.8%	$1,755,052
Borrowings	4,018,051	4,159,397	-3.4%	4,022,421

Interest-bearing liabilities	$5,676,975	$5,848,697	-2.9%	$5,777,473

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
	31-Mar-10	31-Mar-09%		31-Dec-09
(Dollars in thousands)
BALANCE SHEET

Cash and due from banks	$468,081	$293,750	59.3%	$277,123

Investments:
Trading securities	293	608	-51.8%	523
Investment securities available-for-sale, at fair value with amortized cost of $4,673,956 (March 31, 2009 - $4,648,495, December 31, 2009 - $5,044,017) FNMA and FHLMC certificates	3,277,247	2,191,097	49.6%	2,764,173
Obligations of US Government sponsored agencies	595,501	669,543	-11.1%	1,007,091
Non-agency collateralized mortgage obligations	71,197	501,243	-85.8%	446,037
CMO’s issued by US Government sponsored agencies	248,713	677,555	-63.3%	286,508
GNMA certificates	317,559	309,886	2.5%	346,103
Structured credit investments	40,090	133,815	-70.0%	38,382
Puerto Rico Government and agency obligations	66,513	72,394	-8.1%	65,365

Total investment securities available-for-sale	4,616,819	4,555,533	1.3%	4,953,659

Federal Home Loan Bank (FHLB) stock, at cost	19,937	19,812	0.6%	19,937
Other investments	150	150	—	150

Total investments	4,637,199	4,576,103	1.3%	4,974,269

Securities sold but not yet delivered	116,747	289,565	-59.7%	-

Loans:
Mortgage loans	906,282	968,334	-6.4%	918,935
Commercial loans (including commercial loans with real estate collateral)	203,739	194,145	4.9%	197,777
Consumer loans	22,954	21,330	7.6%	22,864

Loans receivable, gross	1,132,975	1,183,809	-4.3%	1,139,576
Less: Deferred loan fees, net	(3,504)	(3,509)	0.1%	(3,496)

Loans receivable	1,129,471	1,180,300	-4.3%	1,136,080
Allowance for loan losses	(25,977)	(15,147)	-71.5%	(23,272)

Loans receivable, net	1,103,494	1,165,153	-5.3%	1,112,808
Mortgage loans held for sale	27,785	34,278	-18.9%	27,261

Total loans, net	1,131,279	1,199,431	-5.7%	1,140,069

Accrued interest receivable	37,100	38,585	-3.8%	33,656
Deferred tax asset, net	32,186	23,422	37.4%	31,685
Prepaid FDIC Insurance	20,996	—	100.0%	22,568
Premises and equipment, net	18,571	21,540	-13.8%	19,775
Foreclosed real estate	9,918	9,681	2.4%	9,347
Investment in equity indexed options	7,875	3,052	158.0%	6,464
Servicing asset	7,569	3,467	118.3%	7,120
Mortgage tax credits	3,819	5,047	-24.3%	3,819
Other prepaid expenses	3,496	2,817	24.1%	4,269
Debt issuance costs	3,223	4,381	-26.4%	3,531
Goodwill	2,006	2,006	—	2,006
Investment in statutory trust	1,086	1,086	—	1,086
Derivative asset	49	—	100.0%	8,511
Accounts receivable and other assets	7,320	12,013	-39.1%	5,535

Total assets	$6,508,520	$6,485,946	0.3%	$6,550,833

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
	31-Mar-10	31-Mar-09%		31-Dec-09
(Dollars in thousands)
Deposits:
Non-interest bearing demand deposits	$90,925	$72,533	25.4%	$73,548
Interest-bearing savings and demand deposits	747,505	551,354	35.6%	706,750
Individual retirement accounts	317,620	286,043	11.0%	312,843
Retail certificates of deposit	330,641	282,901	16.9%	312,410

Total retail deposits	1,486,691	1,192,831	24.6%	1,405,551
Institutional deposits	184,763	161,168	14.6%	136,683
Brokered deposits	144,879	452,247	-68.0%	203,267

Total deposits	1,816,333	1,806,246	0.6%	1,745,501

Borrowings:
Federal funds purchased and other short term borrowings	37,953	44,310	-13.3%	49,179
Securities sold under agreements to repurchase	3,557,149	3,757,411	-5.3%	3,557,308
Advances from FHLB	281,687	281,675	—	281,753
FDIC-guaranteed term notes	105,112	105,112	—	105,834
Subordinated capital notes	36,083	36,083	—	36,083

Total borrowings	4,017,984	4,224,591	-4.9%	4,030,157

Total interest-bearing liabilities	5,834,317	6,030,837	-3.3%	5,775,658

Securities purchased but not yet received	171,813	112,628	52.5%	413,359
Accrued expenses and other liabilities	38,216	23,130	63.3%	31,650

Total liabilities	6,044,346	6,166,595	-2.0%	6,220,667

Preferred Equity	68,000	68,000	—	68,000

Common Equity:
Common stock	34,479	25,739	34.0%	25,739
Additional paid-in capital	299,542	212,784	40.8%	213,445
Legal surplus	46,480	45,471	2.2%	45,279
Retained earnings	85,796	71,353	20.2%	77,584
Treasury stock, at cost	(17,127)	(17,164)	0.2%	(17,142)
Accumulated other comprehensive loss	(52,996)	(86,832)	39.0%	(82,739)

Total common equity	396,174	251,351	57.6%	262,166

Total stockholders’ equity	464,174	319,351	45.3%	330,166

Total liabilities and stockholders’ equity	$6,508,520	$6,485,946	0.3%	$6,550,833

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	33,103	24,223	36.7%	24,235

Book value per common share	$11.97	$10.38	15.3%	$10.82

Trust Assets Managed	1,688,831	1,617,855	4.4%	$1,818,498
Broker-Dealer Assets Gathered	1,301,080	1,087,781	19.6%	1,269,284

Total Assets Managed	2,989,911	2,705,636	10.5%	3,087,782
Assets owned	6,508,520	6,485,946	0.3%	6,550,833

Total financial assets managed and owned	$9,498,431	$9,191,582	3.3%	$9,638,615

Number of financial centers	21	23	-8.7%	21

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
	31-Mar-10	31-Mar-09%		31-Dec-09
(Dollars in thousands)
CAPITAL RATIOS
Leverage Capital Ratio	7.82%	6.54%	19.6%	6.52%
Leverage Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Capital	$518,423	$416,955	24.3%	$414,702
Tier 1 Capital Required	$265,217	$254,836	4.1%	$254,323
Excess over regulatory requirement	$253,206	$162,119	56.2%	$160,379

Tier 1 Risk-Based Capital Ratio	23.55%	16.20%	45.4%	18.79%
Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Risk-Based Capital	$518,423	$416,955	24.3%	$414,702
Tier 1 Risk-Based Capital Required	$88,069	$102,926	-14.4%	$88,295
Excess over regulatory requirement	$430,354	$314,029	37.0%	$326,407
Risk-Weighted Assets	$2,201,715	$2,573,148	-14.4%	$2,207,383

Total Risk-Based Capital Ratio	24.73%	16.79%	47.3%	19.84%
Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%
Actual Total Risk-Based Capital	$544,400	$432,102	26.0%	$437,975
Total Risk-Based Capital Required	$176,137	$205,852	-14.4%	$176,591
Excess over regulatory requirement	$368,263	$226,250	62.8%	$261,384
Risk-Weighted Assets	$2,201,715	$2,573,148	-14.4%	$2,207,383

Tangible common equity to total assets	6.06%	3.84%	57.7%	3.97%
Tangible common equity to risk-weighted assets	17.90%	9.69%	84.8%	11.79%
Total equity to total assets	7.13%	4.93%	44.7%	5.04%
Total equity to risk-weighted assets	21.08%	12.41%	69.9%	14.96%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-10	31-Mar-09%		31-Dec-09
Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$52,310	$65,731	-20.4%	$63,214
Mortgage loans purchased	3,499	2,176	60.8%	5,013

Total mortgage	55,809	67,907	-17.8%	68,227

Commercial	20,070	18,067	11.1%	21,746
Consumer	2,232	1,305	71.0%	3,392

Total loan production and purchases	$78,111	$87,279	-10.5%	$93,365

CREDIT DATA
Net credit losses:
Mortgage	$1,096	$1,396	-21.5%	$717
Commercial	99	598	-83.4%	408
Consumer	115	352	-67.3%	179

Total net credit losses	$1,310	$2,346	-44.2%	$1,304

Net credit losses to average loans outstanding	0.46%	0.78%	-41.0%	0.45%

	AS OF
	31-Mar-10	31-Mar-09%		31-Dec-09
Allowance for loan losses	$25,977	$15,147	71.5%	$23,272

Allowance coverage ratios:
Allowance for loan losses to total loans	2.24%	1.25%	79.2%	2.00%

Allowance for loan losses to non-performing loans	23.77%	17.50%	35.8%	22.30%

Allowance for loan losses to non-residential non-performing loans	155.01%	157.29%	-1.4%	144.25%

Non-performing assets summary:
Mortgage	$92,532	$76,911	20.3%	$88,238
Commercial, mainly real estate	16,156	8,847	82.6%	15,688
Consumer	602	783	-23.1%	445

Non-performing loans	109,290	86,541	26.3%	104,371
Foreclosed properties	9,918	9,681	2.4%	9,347

Non-performing assets	$119,208	$96,222	23.9%	$113,718

Non-performing loans to total loans	9.44%	7.13%	32.4%	8.97%

Non-performing loans to total assets	1.68%	1.33%	26.3%	1.59%

Non-performing assets to total assets	1.83%	1.48%	23.6%	1.74%

Non-performing assets to total capital	25.68%	30.13%	-14.8%	34.44%